Exhibit 10.18
                             SHAREHOLDERS AGREEMENT

      This SHAREHOLDERS AGREEMENT is made this 31st day of December, 1999 by and between Bernard Wolff, Israel Identity # 3 1788407 0 ("Bernie"), Ambient Corporation, a Delaware company ("Ambient").

                               W I T N E S S E T H

      WHEREAS, Bernie and Ambient intend to form a private company under the laws of the State of Israel (the "Company"; each of Bernie and Ambient, in their capacity as shareholders of the Company, shall be referred to as a "Shareholder" and together as "Shareholders")) for the purpose of developing, marketing and selling screen phone technology (the "Company Business");

      WHEREAS, the Shareholders have agreed to enter into this Agreement for the purpose of setting forth their respective rights and obligations in relation to the development and operation of said Company, with the intent that their relationship and involvement as aforesaid be governed by the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Formation of Company; Share Ownership; Division of Profits and Losses

      1.1 Formation of the Company. The Shareholders shall take all action necessary or desirable to form, organize and establish a private company under the laws of the State of Israel with such name as shall be approved by the Shareholders. Following establishment of the Company, the parties shall cause the Company to formally adopt and ratify the terms contained in this Agreement applicable to it.

      1.2 Business. The sole business in which the Company shall be authorized to engage in shall be the Company Business. Attached hereto as Appendix I for reference purposes only is a preliminary business plan of the Company. However, the Parties agree that the contents of the same are not binding on the Parties or the Company.

      1.3 Articles & Memorandum. The Articles of Association and Memorandum of the Company, shall be in such form and substance as are attached hereto, respectively, as Appendix II (hereinafter, "Articles of Association") and Appendix III.

      1.4 Share Issuances; Option. (i) The Company shall issue [initially] only one class of ordinary share of capital stock. The initial authorized share capital of the Company shall be comprised of 38,000 NIS divided into 380,000 Ordinary Shares, each with a nominal value of 0.1 NIS (the "Ordinary Shares").
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      (ii) The parties agree that following the formation of the Company, the
Company shall immediately issue to Bernie and Ambient, respectively, 60% and 40%, of the outstanding share capital of the Company and such shares shall be registered as fully paid (each such Shareholder's interest shall be referred to as its "Proportionate Share").

      (iii) Option. Subject to the terms and conditions of this Agreement, Ambient shall be entitled, but not obligated, to purchase up to 10% of the Company's share capital, on a fully diluted basis, on one or more occasions, until the second anniversary of the execution of this Agreement, upon the payment of $250,000 to the Company, and the Company agrees to sell and issue to Ambient upon the exercise of its right hereunder such shares. Such right designated herein shall be referred to as the "Investment Option".

      1.6 Profits. Profits to be derived from, or incurred as a result of the Company Business, shall be divisible between the Shareholders in accordance with their respective Proportionate Share in the Company.

      1.7 Use of Proceeds of Business. All proceeds of revenues and other income from the Company's activities shall be used in the following order of priority:

      (i) payment of outstanding taxes (municipal and otherwise);

      (ii) payment of employee salaries and other required payments, other than those owing to any of the parties;

      (iii) payment of amounts owed to suppliers and banks;

      (iv) allocation of dividends; and

      (v) any other use authorized by the Company's board of Directors.

      1.8 Financing Subject to the provisions contained herein, Ambient shall pay (by way of equity investment) to the Company up to $1,000,000 U.S. dollars to meet the financing needs of the Company in accordance with a budget(s) adopted by the Board of Directors of the Company from time to time. Ambient shall not be issued any additional shares or securities of any kind for such payments.

2. Administration

      2.1 Board of Directors. The overall management and control of affairs of the Company shall be managed by its board of directors (the "Board"), which shall be comprised of two members. Ambient shall be entitled to designate one member and Bernie shall be appointed as a member of the Board.

      2.2 Officers of the Company. The following individuals shall be appointed to serve as officers of the Company as designated below:

      to be appointed         Chairman of the Board
      by Ambient
      Bernie                  Chief Executive Officer/General Manager
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      2.3 Day to Day Management. Day to day Management of the Company shall be carried out in accordance with policies and procedures duly adopted by the Board.

      2.4 Major Decisions. The parties agree that the Company shall not take any of the following actions without obtaining the prior written consent of Ambient or one of Ambient's directors:

      (A) enter into any transaction with a Shareholder (or any principal, employee or affiliate or subsidiary thereof or any other entity under common control therewith) or a key employee, officer or director including, without limitation, any modification in an agreement between the Company and a shareholder, or any agreement among such parties or a modification in the salary or terms of any director or officer of the Company, and enter into any other type of transaction with any officer, director, key employee or shareholder of the Company and the granting of any bonuses to a shareholder;

      (B) entry into any line of business, a change of its objectives, or a reorganization of its operations, where such business, objectives or operations do not form a part of the Company's current business, objectives or operations;

      (C) increase the number of shares that the Company may issue and/or create a new class of equity and/or change the legal structure of the Company, including but not limited to, any split or subdivision of stock, the creation of new stock or separate classes of stock, the alteration of rights associated with any security, or the issue of any debenture or loan stock of the Company and any recapitalization or reduction in share capital of the Company or making any changes in the authorized capital stock of the Company, and/or any increase in the issued or outstanding capital stock of the Company, issuance of any shares in the Company, the issuance or authorization for issuance or sale of any of the Company's capital stock or the issuance or authorization for issuance of any options, warrants or rights to acquire any capital stock of the Company;

      (D) declare a cash or share dividend;

      (E) complete or contract to complete the merger, reorganization or consolidation of the Company with or into any other entity;

      (F) sell or purchase, or contract or agree to sell or purchase, or abandon or remove, any of the Company's assets, in one transaction or a series of transactions valued at over $25,000 in each year;

      (G) make or effect any change in any accounting principles or practices of the Company or the method in which the books and records of the Company are maintained, except as required by law, regulation or professional practice, or the appointment to serve as the Company's auditors any person or entity that is not affiliated with one of the "top 6" nationally recognized accounting firms in the United States;
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      (H) enter into any transaction out of the Company's ordinary course of business;

      (I) cease operations and/or voluntarily winding up business;

      (J) borrow or encumber its assets or grant any loan other than a loan to employee of the Company or any of its subsidiaries;

      (K) change the number of the members of the Board of Directors;

      (L) form or acquire any subsidiary or enter into of any partnership;

      (M) amend the incorporation documents;

      (N) terminate or retain the services of any senior employee;

      (O) change the Company's accountants or legal advisors; or

      (P) determine the duties of members of the board of directors, their manner of appointment and termination.

      2.5 Bank Accounts. The Company shall maintain a bank account with such other bank or banks or trust companies as the Board shall from time to time agree upon for purposes of banking transactions of the Company required pursuant to this Agreement. Any bank account of the Company shall be in the name of the Company. All advances made pursuant to this Agreement or by third-party lenders shall, in the first instance, be paid into a bank account of the Company, and all other monies received from time to time on account shall be paid immediately into the said bank account for the time being in operation in the same drafts, checks, bills or cash in which they are received and all disbursements on account of the Company shall be made by cheque on such account or accounts. Any disbursements or obligations to be incurred on account of the Company under $5000 may be approved or signed by Bernie alone and over such sum by the approval or signatures of Bernie and an Ambient appointee jointly.

      2.6 Books & Records. Proper books of accounts with respect to the Company shall be kept and maintained by the Company at its offices, or by such other person as the Shareholders may direct or designate in writing and entries shall be made therein of all such matters, terms, transactions, and things as are usually written and entered into books of account kept by others engaged in an enterprise of a similar nature, and each of the parties hereto shall have free access at all times to inspect, examine and copy them, and shall at all times furnish to the others correct information, accounts and statements of and concerning all such transactions without any concealment or suppression.

      2.7 Financial Statements. The parties further covenant and agree to initially retain Brightman Bar Levav Friedman & Co., as its auditors, to review quarterly or semi-annual and audit annual statements, which statements shall, in each case, show in reasonable detail the aggregate of all receipts and expenses and other financial transactions in any way concerning the Company, all in accordance with generally accepted accounting principles consistently applied ("Financial

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Statements"). For purposes of preparing the Financial Statements, the accountants shall have access to all books, records, checks, papers and documents relating to the Company.

            2.7.1 Quarterly Financial Statements shall be prepared and completed within 30 days of the end of each calendar quarter and annual Financial statements shall be prepared and completed within 45 days following the end of each calendar year. All Financial Statements and copies thereof shall be forthwith delivered to each Shareholder upon completion.

      2.8 Legal Representation It is agreed by and among the Shareholders that the law firm of Aboudi & Brounstein shall initially be retained as legal counsel to the Company for all matters other than patents.

3. Non-Competition

      3.1 Non-Competition. Each of the Shareholders (each of whom in this sub section is called a 'covenantor') covenants with each of the others and separately with the Company (whether alone or jointly with any other person, firm or company, and whether directly or indirectly, and whether as shareholder, participator, partner , promoter, director, officer, agent, manager, employee or consultant of, in or to any other person, firm or company except as a holder of not more than 5% of shares of a publicly traded company) that it shall not (and, where the covenantor is a company, will procure that non of its officers or directors shall) at any time while the covenantor is the holder of any shares in the Company and for a period of one year after the date on which the covenantor ceases to be a shareholder in the Company (the "Relevant Period"):

      (a) compete directly or indirectly with any business (including any business then under development) of the Company as carried on during the Relevant Period in any territory on which the Company carries on such business or solicit or endeavor to entice away from or discourage from dealing with the Company any person who was at any time during the Relevant Period a manufacturer or a supplier, customer or client of the Company;

      (b) solicit or endeavor to entice away from or discourage from being employed by the Company any person who was at the Relevant Period an officer or employee of the Company whether or not such person would commit a breach of contract by reason of leaving service;

      (c) employ or engage or attempt to employ or engage or negotiate or arrange the employment or engagement by any other person, firm or company of any person who was at the Relevant Period an officer or employee of the Company;

      3.2 Each of sub sections (a) to (c) of clause 3.1 shall be deemed to constitute a separate agreement and shall be construed independently of the others;
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      3.3 The restrictions contained in section 3.1 are considered reasonable by the parties but in the event any such restriction shall be found void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

4. Transfer of Interest

      4.1 Restrictions on Transfer. No Shareholder shall assign, transfer or otherwise dispose of all or any part of its shares to any other person, firm or corporation unless such Shareholder complies with the provisions of this Section 4, or unless otherwise specifically provided for in this Agreement.

      4.2 All or a portion of the Proportionate Share of a Shareholder in the Company may be transferred, assigned or granted to:

      (i) any corporation or firm which is an affiliate of, or acts directly or indirectly as a nominee for such Shareholder; or

      (ii) any successor to such Shareholder by reason of death, disability, merger, consolidation, amalgamation or acquisition of all, or substantially all, of its assets provided that the Shareholder controls at least 50% of the voting rights attached to all issued and outstanding shares in the capital of such transferee.

(the above transferees shall collectively be referred to as "Permitted Transferees")

      For the purposes of this Section 4.2, an affiliated corporation means any corporation which directly or indirectly, is effectively controlled by or effectively controls a Founder. Effective control means control at least 50% of the voting rights attached to all issued and outstanding shares in the capital of such corporation.

      Furthermore, Bernie shall be entitled to transfer part of his Proportionate Share within the first year of this Agreement without being subject to the Right of First Refusal below, but subject to the approval of Ambient which shall not be unreasonably withheld, to third parties whom are reasonably required to assist the Company in successfully achieving the Company Business.

      The other Shareholder hereby consents to any such grant, transfer or assignment and agree to execute any documents or assurances that may be necessary to give effect to such transfer, assignment or grant.

      4.3 Right of First Refusal. Subject to section 4.2, a Shareholder in the company shall not be permitted, without prior and written permission of the other Shareholder, to transfer to another his shares in the company except pursuant to the following provisions:

      (a) A Shareholder desirous of transferring to others the shares held by him, in whole or in part (hereinafter the "transferor") shall be obligated to offer them first to

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the other Shareholders of the company, by giving notice in writing to the
Shareholders (hereinafter the "sale notice").

      (b) In the sale notice the transferor shall mention the number of shares he wishes to transfer (hereinafter the "offered shares"), the price forming the consideration for the offered shares, the name of the offeror (if known at such time) and the other conditions of the sale.

      (c) The sale notice shall be irrevocable.

      (d) Each one of the shareholders may inform the transferor in writing within 10 days from the day of receipt of the sale notice as to his desire to buy the offered shares,, in the price and payment conditions as provided for in the sale notice (hereinafter the "purchase notice"). A shareholder who has submitted a purchase notice shall be referred to hereinafter as "buyer".

      (e) Each shareholder shall also have the right of over-allotment such that if any other shareholder fails to exercise its right to purchase its proportionate share of such offered shares, each other shareholder may purchase, on a pro-rata basis, the portion(s) allocable to the non-purchasing shareholder(s). In the event that any shareholder shall have failed to exercise its right thereunder by the expiration of the time specified, then, on the expiration of such time, the transferor shall give each shareholder who has submitted a purchase notice ("participating buyer") a written notice stating the amount of shares with respect to which no purchase notice was submitted. Each participating buyer shall have three (3) days from the date of delivery of such notice to exercise its right of over-allotment. The process described herein shall be repeated until (i) purchase notices equal to the abatable amount are made by participating buyers or (ii) no participating buyer timely exercises its right of over-allotment.

      (f) If there have been received purchase notices for a total number of shares equal to the number of offered shares, in that case every buyer shall buy the number of shares as mentioned in the purchase notice he has submitted.

      (g) If by the end of the time referred to in sub-Section (d) and (e) above no purchase notices have been received by the transferor or purchase notices for a total number of shares less than the number of offered shares the transferor may, within 60 days from expiration of the time for submission of purchase notices, sell all the offered shares, at a price not less than the price mentioned in the sale notice and upon all other conditions not less favorable to the transferor than those provided for in the sale notice. If the transferor shall not transfer the offered shares as aforesaid, within the aforesaid 60 days, he shall be obligated, before selling the offered shares to another, to offer them again to the other shareholders in the company in accordance with the aforesaid procedure, and such procedure shall apply to any further offer.

      (h) If purchase notices shall have been received for a total number of shares greater than the number of offered shares, the buyers may acquire shares in a manner proportionate to the share capital of the company held by them at that time. However, no buyer shall be required to buy a greater number of shares than the number provided for in the purchase notice submitted by him.
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      (i) In every one of the events referred to in sub Sections (f), (g) and
(h), the transferor shall send within 3 days after the last date for submission of purchase notices to each of the buyers, a notice accompanied by copies of all purchase notices received by the transferor of either non-acceptance of the offer pursuant to the sale notice or the acceptance thereof (hereinafter the "acquisition notice") that shall mention the number of shares that shall be acquired by each buyer.

      (j) After receipt of the acquisition notice each buyer shall purchase from the transferor, and the transferor shall sell and transfer to such buyer the number of shares referred to in such notice according to the terms of the sale notice. Upon transfer to the buyers such shares must be free and clear of any liens or encumbrances unless otherwise specified in the he sale notice. The transferor and such buyer shall each have all the remedies for breach of contract available under any applicable laws in connection with the transaction set forth in this Section.

      4.4 Assumption of Obligation by Transferee It is agreed by and between the Shareholders that it shall be a condition precedent to the right of any transferee (who is not a party to this Agreement) of any shares in the Company pursuant to any of the provisions of this Agreement who receives title to such share, that such transferee shall execute and deliver an appropriate instrument in writing in favor of the remaining parties whereby such transferee shall agree to observe and be bound by all the provisions contained in this Agreement.

5. Employment Agreements The parties acknowledge and agree that upon its formation, the Company will enter into the "Employment Agreement" with Bernie in the form attached hereto as Exhibit IV. In the event that Ambient to terminate the activities of the Company prior to the January 31, 2001, Ambient or one of its affiliates shall offer to Bernie employment as a senior officer with equal compensationprovisions as contained in the Employment Agreement and the Employment Agreement shall be automatically terminated under Section 2.1(v) thereof.

6. First Right of Refusal

      Ambient shall have the right of first refusal to obtain from third parties or provide from its own capital any future financing whereby the Company is offering, directly or indirectly, any securities of the Company or its subsidiary or parent.

7. Confidentiality.

      Each Shareholder agrees that any information obtained from or on behalf of the company will be used solely for the purpose of monitoring its investment in the Company and will not be used for any other purpose or disclosed to any person without the prior written consent of the Company unless it is required by law or stock exchange rule to include financial information obtained pursuant to this Agreement in reports to government authorities or stock exchanges, in which case such Shareholder shall be entitled to make such disclosure as required; provided, that in connection to periodic reports to their shareholders or partners, the Shareholders may, without first obtaining the prior written consent of the Company, make general statements, not

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containing technical information or confidential intellectual property, regarding the general nature of the Company, and may provide summary and general information regarding the Company's revenues and profits to their lawyers and consultants, and in their reports to their shareholders and partners, but may not annex to such reports the full financial information to be provided by the Company hereunder. Confidential information as referred to in this section shall not include information (i) which or becomes public knowledge through no fault of the Shareholder; or (ii) which is known to the Shareholder at the time of disclosure by the disclosing party, as evidenced by the Shareholder's written records; or (iii) which is disclosed to the Shareholder on a non-confidential basis by a third party having no obligation of secrecy to the Company.

8. Miscellaneous

      8.1 Operations Subject to Agreement and Articles of the Company. The parties agree that the operation, ownership and management of the Company and their respective rights, powers and obligations shall be governed by this Agreement, the Articles of Incorporation and the Memorandum of the Company. In the event of conflict between this Agreement and any other document attached hereto, including the Articles of Incorporation and the Memorandum of the Company, the terms and provisions of this Agreement shall prevail.

      8.2 Non-Agency, etc. Except to the extent only as may herein be expressly provided, no party shall (whether by reason of any provision herein contained or otherwise) be deemed to be the partner, agent or legal representative of the other parties, whether for the purpose of this Agreement, the Company or otherwise, nor shall any party have, nor represent itself to have, any authority or power to act for, or to undertake any obligations or responsibility on behalf of the other party, unless expressly provided herein.

      8.3 Notices. All notices, requests, demands or other communications by the terms hereof required or permitted to be given by any party hereto to another shall, unless otherwise specifically provided for herein, be given in writing and be personally served or posted by registered mail, postage prepaid, addressed to such other party or delivered to such other party at the addresses noted above, or may be served by fax.

      Any notice, request, demand or other communication given by mail as aforesaid shall be deemed to have been received - on the fourth business day if mailed to an address in the country of posting and on the twenty first business day if mailed to an address outside the country of posting- following the posting thereof (except during times of publicized disruption in normal postal service in which case such notice, request, demand or other communication shall be deemed to have been received only upon actual receipt thereof) or where such notice is personally delivered it shall be deemed to have been received on the date of such delivery or if delivered by fax upon confirmation by receiving party of receipt thereof.

      8.4 No Pledging, etc., of Proportionate Shares. Each of the Shareholders hereby covenants and agrees that, except as in this Agreement expressly provided or permitted, it will not in any manner or degree whatsoever pledge, charge, mortgage,

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hypothecate or otherwise encumber its respective Proportionate Share in the
Company; provided that nothing herein contained shall prevent any of the Shareholders from granting a floating charge upon its Proportionate Share to any bank or financial institution as part of such Shareholder's general financing so long as such charge specifically provides as follows, namely:

      (a) that in the event of the realization of any such Proportionate Share by whatever process pursued by the secured party, the purchaser or successor thereto shall be obliged to comply with the provisions of this Agreement; and

      (b) for the entire release and discharge of such charge upon demand in order to permit any sale or adjustment of interests pursuant to
            Section 4 hereof.

      8.5 Assurances The parties hereto and all of them hereby covenant and agree to do such things, to attend such meetings and to execute such further documents, agreements and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their intent.

      8.6 Headings. The division of this Agreement into Articles and Sections and the headings thereof are for convenience of reference only and shall not affect the construction or interpretation of this Agreement, nor be relied upon to construe the intention of any of the parties hereto.

      8.7 Enurement This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

      8.8 Number and Gender. This Agreement shall be read and construed as the number and gender of the party or parties referred to in each case requires and as may otherwise be required by the context.

      8.9 Loss of Privileges In the event that a Shareholder is in default, as determined by a court of law, of any terms of this Agreement, such Shareholder, during the period of such default, shall not have any right to vote, sign documentation, receive notice of or attend at any meeting or generally participate in the decision making process of the Company. Furthermore, each Shareholder agrees to appoint Brounstein - Aboudi Trustees Ltd. as its attorney to execute any and all documentation which would otherwise be required to be signed by such Shareholder, during the period of such default.

      8.10 Termination. The termination of this Agreement however caused and the ceasing by any shareholder to hold any shares shall be without prejudice to any obligations or rights of any of the parties hereto which have accrued prior to any such termination or cessation and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination or cessation.
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      8.11 Conflicting Agreements Neither the execution nor the delivery of this
Agreement nor the fulfillment nor the compliance with the terms and conditions hereof will constitute a breach of the terms, conditions or provisions of, or constitute a default under or result in a violation of any agreement, contract, instrument, order, judgment or decree to which any Shareholder is a party or by which it is bound, or result in a violation by any Shareholder of any existing law or statute or regulation.

      8.12 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      8.15 Jurisdiction. This Agreement , its validity, construction and effect shall be governed by and construed under the laws of the State of Israel.

      IN WITNESS WHEREOF the parties hereto have fixed their signatures as of the day and year first above typewritten.

Ambient Corporation


S/M. Braunold
-------------
Name:
Title:


S/ Bernie Wolff
---------------
Bernie Wolff


Company


S/M. Braunold
-------------
By:
Title: